Exhibit 99.1

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is entered into by and between Mannatech, Incorporated, a Texas corporation (the “Company”), and Dr. Bill H. McAnalley (“Dr. McAnalley”), effective this 9th day of August, 2005 (the “Effective Date”). The Company and Dr. McAnalley are collectively referred to in this Agreement as the “Parties.”

WHEREAS, the Company has employed Dr. McAnalley under an Employment Agreement effective August 7, 2003 (the “Employment Agreement”), and Dr. McAnalley’s employment under the Employment Agreement expires or terminates on the Effective Date;

WHEREAS, the Parties are also parties to the Supplemental Royalty Compensation Agreement effective August 7, 2003 (the “Royalty Agreement”), which is to continue in effect after Dr. McAnalley’s employment under the Employment Agreement; and

WHEREAS, Dr. McAnalley desires to release the Company as provided herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

1. AGREEMENTS BY DR. MCANALLEY.

(a) Resignation: Dr. McAnalley acknowledges the cessation of his employment with the Company on the Effective Date, and concurrently resigns from each position with the Company and its subsidiaries and affiliates, including (without limitation) as the Chief Science Officer of the Company and each trustee position and position of signatory authority (if any).

(b) Release of Claims: Dr. McAnalley, for himself and on behalf of his attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company and its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and other entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives, and insurers of the Company and those other corporations, firms, associations, partnerships, and other entities, and their respective guardians, successors, assigns, heirs, executors, and administrators (the Company and all of those other entities and persons being collectively called “Released Persons”) from any and all claims, liabilities, obligations, agreements, damages, causes of action, cost, losses, damages, and attorneys’ fees and expenses whatsoever, whether known or unknown, asserted or unasserted, fixed or contingent, liquidated or unliquidated, or due or to become due (collectively, “Claims”), that may have arisen, or that may arise, before or at the time of, and through, the Effective Date, whether or not connected with Dr. McAnalley’s employment with the Company or the termination or cessation of that employment. All of the Claims released, acquitted, and discharged are collectively called “Released Claims.” But the Released Claims exclude the Excluded Claims described (and defined) below in this Paragraph 1(b). The Released Claims include, without limitation, any Claims arising out of, based upon, or in any way related to:

(1) the Employment Agreement and any amendments or supplements to that agreement;

(2) any Claim of entitlement to present or future employment or reemployment with the Company;

(3) any property, contract, or tort Claims, including (without limitation) any and all Claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with contract or existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law Claim;

(4) any violation or alleged violation of Title VII of the Civil Rights Act of 1964, as amended; the Older Workers Benefit Protection Act of 1990; the Equal Pay Act, as amended; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974, as amended; the Americans With Disabilities Act; the Texas Labor Code; the Texas Unemployment Insurance Act; the Texas Worker’s Compensation Act; the Civil Rights Act of 1866; the Consolidated Omnibus Budget Reconciliation Act; or any other federal, state, or local statute, rule, regulation, order, or ordinance;

(5) any violation or alleged violation of the Age Discrimination in Employment Act, as amended (the “ADEA”);

(6) any Claim for bonus, sick leave, severance pay, vacation or holiday pay, life insurance, health insurance, automobile insurance, disability or medical insurance, or any other employee benefit;

(7) any Claim relating to or arising under any other local, state, or federal statute or principle of common law (whether in contract or in tort) governing employment, discrimination in employment, and/or the payment of wages or benefits; and

(8) any Claim that the Company has acted improperly, illegally, or unconscionably in any manner whatsoever at any time before or on the Effective Date.

The Released Claims exclude any of the following Claims that Dr. McAnalley has or may have in the future (collectively, “Excluded Claims”): (i) any Claim of any breach or violation of this Agreement by the Company, (ii) any Claim of any violation of any of the Company’s obligations in those provisions of the Employment Agreement that continue in effect after the termination or cessation of Dr. McAnalley’s employment, which the Parties agree are Sections 4, 5, 6, 7, 9, 11 and 12 of the Employment Agreement, (iii) any Claim of any breach or violation of the post-employment provisions of the Royalty Agreement by the Company, (iv) any Claim under the Company’s directors’ and officers’ insurance policies, or any Claims for indemnification under the Company’s bylaws, and (v) any Claim regarding any benefits to which Dr. McAnalley is entitled under the terms of any employee-benefit plan of the Company in which Dr. McAnalley participated during his employment with the Company.

(c) OWBPA Representations: With respect to Released Claims for any violations or alleged violations of the ADEA, Dr. McAnalley acknowledges that:

                (1) he has had at least 21 days to consider the terms of this Agreement and has either considered its term for that period of time or has knowingly and voluntarily waived his right to do so;

                (2) he has been advised by the Company to consult with an attorney regarding the terms of this Agreement;

                (3) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement;

                (4) he has read this Agreement and understands its terms and their import;

                (5) except as provided by this Agreement, he has no contractual right or claim to the benefits described in this Agreement;

                (6) the consideration provided for in this Agreement to him or in his favor is good and valuable;

                (7) he has a period of seven days after the execution of this Agreement to revoke this Agreement (the “Revocation Period”), which he may do only by giving notice of revocation to the Company in accordance with Paragraph 4(e) of this Agreement or he will have forever waived his right to revoke this Agreement, and this Agreement will not become effective or enforceable until the Revocation Period has expired; and

                (8) he is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind whatsoever.

(d) Covenant Not to Sue: Dr. McAnalley also COVENANTS NOT TO SUE, OR COMMENCE OR OTHERWISE PARTICIPATE OR JOIN IN ANY ADMINISTRATIVE CLAIM, ANY ACTION OR CLASS ACTION, OR ANY ARBITRATION against, any of the Released Persons based upon or asserted any of the Released Claims. If Dr. McAnalley hereafter commences, participates or joins in, or in any other manner seeks relief against any of the Released Persons through any administrative claim, action or class action, or arbitration arising out of, based upon, or relating to any of the Released Claims, then he shall pay, in addition to any other damages caused thereby, all attorneys’ fees and other costs incurred by the Released Persons in defending or otherwise responding to that claim, action or class action, or arbitration.

(e) Warranty that Released Claims Have Not Been Assigned or Conveyed: Dr. McAnalley represents and warrants that he is the only person who may be entitled to assert any of the Released Claims against the Company or any of the other Released Persons and that he has not assigned or conveyed to anyone else any part of or interest in any of the Released Claims. Dr. McAnalley will indemnify and hold harmless the Company and the other Released

Persons from any liability, demand, cost, expense, or attorneys’ fees resulting of the assertion of any of the Released Claims by any other person based on any assignment or conveyance, or purported assignment or conveyance, from Dr. McAnalley.

(f) Obligations Regarding Confidential Information: Dr. McAnalley will perform all of his obligations (including, without limitation, complying with all of his restrictions) in Section 4 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, his employment with the Company. Without limiting the generality of the preceding sentence, Dr. McAnalley will return or deliver information to the Company as required by paragraph 4.6 of the Employment Agreement. The Company will also have or continue to have all of the rights and remedies provided to it under Section 4 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, Dr. McAnalley’s employment with the Company.

(g) Ownership of Information, Inventions, and Original Work: Dr. McAnalley will perform all of his obligations (including, without limitation, complying with all of his restrictions) in Section 5 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, his employment with the Company. Without limiting the generality of the preceding sentence or Section 5 of the Employment Agreement, Dr. McAnalley hereby assigns to the Company, or confirms his assignment to the Company of, the proprietary rights to Work Product (as defined in Section 5 of the Employment Agreement) as required by part b. of the second subparagraph of paragraph 5.1 of the Employment Agreement. The Company will also have or continue to have all of the rights and remedies provided to it under Section 5 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, Dr. McAnalley’s employment with the Company.

(h) Non-Competition and Non-Solicitation: Dr. McAnalley will perform all of his obligations (including, without limitation, complying with all of his restrictions) in Section 6 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, his employment with the Company. The Company will also have or continue to have all of the rights and remedies provided to it under Section 6 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, Dr. McAnalley’s employment with the Company.

(i) Non-Disparagement: Dr. McAnalley will perform all of his obligations (including, without limitation, complying with all of his restrictions) in Section 9 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, his employment with the Company. The Company will also have or continue to have all of the rights and remedies provided to it under Section 9 of the Employment Agreement that apply or continue to apply upon the cessation or termination of, or after, Dr. McAnalley’s employment with the Company.

(j) Cooperation: Dr. McAnalley will cooperate fully with the Company in connection with (i) any matter related to the Company’s business and activities by being available, at mutually agreeable times in person or by telephone, and without any unreasonable interference with his other activities, to provide such information as may from time to time be requested by the Company regarding various matters in which he was involved during his employment with the Company, and (ii) any and all pending or future litigation or administrative claims, investigations, or proceedings involving the Company, including (without limitation) his meeting with the Company’s counsel and advisors at reasonable times upon their request and providing testimony (in court or arbitration hearing or at depositions) that is truthful, and complete in accordance with information known to him.

(k) Effect of Revocation by Dr. McAnalley: If Dr. McAnalley revokes this Agreement, the Company shall have no obligations under this Agreement, though the revocation will not affect the Parties’ respective rights and obligations that survive the termination or cessation of employment under the Employment Agreement.

(l) Return of Company Property. Upon the execution of this Agreement, Dr. McAnalley shall return all (i) Confidential Information (as defined in the Employment Agreement) that is not necessary to fulfill his duties under his Consulting Agreement with the Company, dated August 8, 2005, (ii) equipment, (iii) supplies, or (iv) other property of the Company that is in his possession, custody or control.

(m) Company-Leased Automobile. During the term of his employment, the Company leased an automobile (the “Company Car”) for Dr. McAnalley’s use. Upon the execution of this Agreement, or as soon as practical thereafter (but in no event more than thirty days after the Effective Date), Dr. McAnalley shall return the Company Car to the Company.

2. AGREEMENTS BY THE COMPANY.

(a) Payments to Dr. McAnalley: The Company will pay Dr. McAnalley the following amounts, by delivery of Company checks to Dr. McAnalley:

        (1) All accrued, unpaid base salary, less applicable withholdings required by law, through the Effective Date. This payment will be made to Dr. McAnalley on either the first usual and customary employee-pay date of the Company after the Effective Date or the first business day of the Company after the expiration of the Revocation Period, whichever is later.

        (2) All reimbursable amounts for reimbursable expenses incurred before the Effective Date, as required by Section 3.3 of the Employment Agreement. This payment will be made to Dr. McAnalley within 10 business days after all conditions to reimbursement, in accordance with the Company’s policies and procedures, are satisfied.

        (3) $1,000, less amounts withheld for applicable federal taxes. This payment will be made to Dr. McAnalley within 10 business days after the expiration of the Revocation Period.

(b) Confidentiality: The Company will not disclose to anyone the contents of Dr. McAnalley’s personnel file, other than to confirm dates of employment, positions held, and salary received, unless requested to do so by Dr. McAnalley or an appropriate governmental entity or compelled by legal process. Nothing in the preceding sentence, however, will preclude the Company, or its agents, employees, successors and assigns, from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process or otherwise required by law.

(c) Discounts on Company Products: During his lifetime, Dr. McAnalley may purchase the Company’s products for his personal use at the then applicable employee discount.

3. ROYALTY AGREEMENT.

The Royalty Agreement, and the Parties’ respective rights, obligations, and remedies under it, will continue after Dr. McAnalley’s employment with the Company in accordance with the terms of the Royalty Agreement.

4. OTHER PROVISIONS.

(a) Governing Law and Consent to Personal Jurisdiction: This Agreement is governed by, and will be enforced under and construed in accordance with, the internal laws of the State of Texas, without giving effect to any conflict-of-law provisions or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any state or similar jurisdiction other than the State of Texas. Each Party hereby consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for any lawsuit filed arising from or relating to this Agreement or any arbitration under this Agreement.

(b) Remedies: In the event of a breach of this Agreement by Dr. McAnalley, the Company shall be entitled to all appropriate equitable and legal relief, including, but not limited to, (i) an injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (ii) damages incurred by the Company as a result of the breach; and (iii) attorneys’ fees and costs incurred by the Company in enforcing the terms of this Agreement.

(c) Arbitration; Court Injunctive Relief: Except as provided in the last sentence of this Paragraph 4(c), arbitration shall be the exclusive remedy for any and all disputes, claims, or controversies, whether statutory, contractual or otherwise, between the Parties concerning this Agreement, including (without limitation) Dr. McAnalley’s employment or the termination thereof (collectively, “Disputes”). In the event either Party provides a notice of arbitration of any Dispute to the other Party, the Parties agree to submit that Dispute to an arbitrator or arbitrators selected from a panel of arbitrators of the Judicial Arbitration and Mediation Services located in Dallas, Texas. The arbitration will be governed by the JAMS Comprehensive Arbitration Rules and Procedures in effect at the time the arbitration was commenced. In any arbitration proceeding conducted subject to these provisions, all statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations and may do so by documents or by a hearing, in his or her or their sole discretion. In this regard, the arbitrator(s) may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of considering such matter. The arbitrator’s or arbitrators’ decision will be final and binding upon the Parties. The Parties will abide by and perform any award rendered by the arbitrator(s). The prevailing Party in such proceeding shall be entitled to record and have awarded its reasonable attorneys’ fees in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator(s) shall state the reasons therefor, including (without limitation) any computations of actual damages or offsets, if applicable. The Company shall also have, and nothing in this Paragraph 4(c) waives, eliminates, or affects, the right and ability to seek and obtain injunctive relief or any other emergency relief from any competent court at law that has jurisdiction over the matter to enforce or protect the Company’s rights and remedies under this Agreement.

(d) Successors and Assigns; Third-Party Beneficiaries: This Agreement will be binding upon Dr. McAnalley’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and its successors and assigns. This Agreement will be binding upon the Company’s successors and assigns and will be for the benefit of Dr. McAnalley’ heirs, executors, administrators and other legal representatives. In addition, the terms of this Agreement, including (without limitation) the releases of Released Claims by Dr. McAnalley, will inure to the benefit of all of the Released Persons.

(e) Notices: Each notice that is required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given and received when delivered in person, delivered through a same-day or overnight courier service, or on the third business day after deposit in the mail, by registered or certified mail, postage prepaid and return receipt requested, addressed (in any case) as follows:

If to Dr. McAnalley:	Dr. Bill H. McAnalley 4921 S. Carrier Parkway Grand Prairie, Texas 75052

With a copy to:	Mr. Dan Hartsfield Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 Facsimile Number: (214) 661-4575

If to the Company:	Mannatech, Incorporated 600 South Royal Lane, Suite 200 Coppell, Texas 75019 Attention: General Counsel

Each Party may change his or its address for notice from time to time by giving notice to the other Party in accordance with this Paragraph 4(e).

(f) Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision shall be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement.

(g) Headings and Construction: The headings in this Agreement are for convenience only and are not considered a part of, or to be used in the construction or interpretation of, this Agreement.

(h) Entire Agreement: This Agreement, with the other documents referred to in this Agreement, constitute the sole and entire agreement between the Parties, and supersede all prior agreements (except as otherwise set forth herein), negotiations, and discussions between the Parties, with respect to the subject matter of this Agreement. No other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, regarding the matters in this Agreement will bind either of the Parties.

(i) Amendment to This Agreement: Any amendment to this Agreement must be in writing, signed by each Party or his or its duly authorized representative, and state the intent of the Parties to amend this Agreement.

(j) Voluntary Execution: This Agreement has been entered into as a result of arm’s-length negotiations between the Parties, and the Parties are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect.

(k) Execution in Counterparts: This Agreement may be executed in counterparts, with the same force and effect as if both Parties had executed the same paper copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement to be effective as of the Effective Date.

MANNATECH, INCORPORATED

By:	/s/ Samuel L. Caster
Samuel L. Caster, Chairman of the Board

/s/ Dr. Bill H. McAnalley
DR. BILL H. MCANALLEY